EXHIBIT 4.1

                                FORM OF WARRANT






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Warrant No. W-                     *         * Warrants to Purchase Common Stock
              -----                 ---------

                             TITANIUM GROUP LIMITED
     (incorporated under the International Business Companies Act (CAP 291)
                         of the British Virgin Islands)
                CERTIFICATE FOR WARRANTS TO PURCHASE COMMON STOCK
   EXERCISABLE AT ANY DATE PRIOR TO 5:00 P.M., MOUNTAIN TIME (UNITED STATES OF
                             AMERICA), JUNE 30, 2008

THIS WARRANT AND ANY SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THIS WARRANT AND ANY SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

         THIS CERTIFIES THAT, for value received NAME OF HOLDER (the "Holder"), as registered owner of the above indicated number of Warrants, is entitled to at any time until 5:00 p.m., Mountain Time (United States of America), June 30, 2008, or at such later date as the Company, by authorization of its Board of Directors, shall determine (the "Exercise Period"), to subscribe for, purchase, and receive up to NUMBER OF SHARES IN WORDS (NUMBER) shares of Common Stock, US$0.01 par value per share, fully paid and nonassessable (the "Common Stock"), of TITANIUM GROUP LIMITED, a company incorporated under the International Business Companies Act (CAP 291) of the British Virgin Islands (the "Company"), at the price of US$0.50 per share (the "Exercise Price"), upon presentation and surrender of this Warrant and upon payment of the Exercise Price for such shares of the Common Stock to the Company at the principal office of the Company; provided, however, that if the Company shall change the number of shares of its Common Stock issued and outstanding during the term of this Warrant by dividend, split, reverse split, or recapitalization, a proportionate adjustment shall be made to the number of shares of Common Stock to be issued upon the exercise of this Warrant, and to the Exercise Price herein stated. In lieu of issuing fractional shares, fractional amounts shall be rounded to the nearest whole share.

         Upon exercise of the Warrant, the form of election hereinafter provided for must be duly executed and the instructions for registration of the Common Stock acquired by such exercise must be completed. If the subscription rights represented hereby shall not have been exercised by the expiration of the Exercise Period, this Warrant shall become void and without further force or effect, and all rights represented hereby shall cease and expire.

         In the event of the exercise or assignment hereof in part only, the Company shall cause to be delivered to the Holder a new warrant of like tenor to this Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of shares of the Common Stock purchasable hereunder as to which this Warrant has not been exercised or assigned.

         In no event shall this Warrant (or the shares of the Common Stock issuable upon full or partial exercise hereof) be offered or sold except in conformity with the United States Securities Act of 1933, as amended.

         The Company may deem and treat the registered Holder of this Warrant at any time as the absolute owner hereof for all purposes, and the Company shall not be affected by any notice to the contrary.

         By acceptance of this Warrant, Holder represents that this Warrant and all shares of Common Stock acquired upon exercise hereof are acquired and will be acquired for the Holder's own account for investment and with no intention at the time of such purchase or acquisition of distributing or reselling the same or any part thereof to the public and, in furtherance of this representation, agrees to execute and deliver to the Company a subscription agreement containing customary investment intent representations and agrees that this Warrant and any Common Stock issued upon exercise hereof may be legended to prohibit transfer, sale, or other disposition except in the compliance with such investment letter.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer and to be sealed with the seal of the Company this ___ day of September, 2005.

                                       TITANIUM GROUP LIMITED
S E A L
                                       By:
                                          --------------------------------------
                                          Jason Ma, Chief Executive Officer


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                                  EXERCISE FORM

  (To be executed by the Holder to exercise the right to purchase common stock evidenced by the within Warrant)

         The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase _______________ shares of the Common Stock of the Company called for thereby, and hereby makes payment of $______________ (at the rate of US$0.50 per share of the Common Stock) in payment of the Exercise Price pursuant thereto. Please issue the shares of the Common Stock as to which this Warrant is exercised in accordance with the instructions given below.


Dated:                           Name (Printed):
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                                 Signature:
                                           -------------------------------------

                                 Signature:
                                           -------------------------------------

                                 Signature Guaranteed:
                                                      --------------------------

                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name:
      --------------------------------------------------------------------------

Address:
         -----------------------------------------------------------------------

Social Security or Tax Identification Number:
                                              ----------------------------------

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                                 ASSIGNMENT FORM

      (To be executed by the registered Holder to effect a transfer of the within Warrants:)

FOR VALUE  RECEIVED,  ____________________________________________,  does hereby sell, assign and transfer unto ____________________________________________  the right to purchase ____________________shares of Common Stock of the Company evidenced by the within Warrant, and does hereby irrevocably constitute and appoint ________________ ______________________________ attorney to transfer such right on the books of the Company with full power of substitution in the premises.



Dated:                           Name (Printed):
       -------------------                      --------------------------------

                                 Signature:
                                           -------------------------------------

                                 Signature:
                                           -------------------------------------

                                 Signature Guaranteed:
                                                      --------------------------


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NOTICE: THE SIGNATURE(S) TO THE EXERCISE FORM OR ASSIGNMENT FORM MUST CORRESPOND
WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN WARRANT IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A BANK, OTHER THAN A SAVINGS BANK, OR BY A TRUST COMPANY, OR BY A FIRM HAVING MEMBERSHIP ON A REGISTERED NATIONAL SECURITIES EXCHANGE.